Exhibit 32.2

AMERICAN FINANCIAL REALTY TRUST

SECTION 1350 CERTIFICATION

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

I, James T. Ratner, Senior Vice President – Finance and Chief Financial Officer of American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/S/ JAMES T. RATNER
James T. Ratner Senior Vice President and Finance and Chief Financial Officer (Principal Financial Officer)

November 9, 2004